EXHIBIT 99.1

CPI Corp.
news for immediate release                                                                FOR RELEASE  August 31, 2010

FOR FURTHER INFORMATION CONTACT:

NAME	Jane Nelson	FROM	CPI Corp.
ADDRESS	1706 Washington Avenue	CITY	St. Louis
STATE, ZIP	Missouri, 63103	TELEPHONE	(314) 231-1575

CPI CORP. ANNOUNCES 2010 SECOND - QUARTER RESULTS

ST. LOUIS, August 31, 2010 – CPI Corp. (NYSE: CPY) today reported results for the fiscal 2010 second quarter ended July 24, 2010.

●	Fiscal 2010 second quarter sales declined to $76.4 million from $81.4 million in the prior-year second quarter.

●	Comparable same-store sales in the period, described herein, decreased 8% versus the prior-year second quarter.

o	Second-quarter PictureMe Portrait Studio® brand comparable store sales decreased 5% quarter-over-quarter.
o	Second-quarter Sears Portrait Studio brand comparable store sales decreased 12% quarter-over-quarter.

●
Second-quarter Adjusted EBITDA in fiscal 2010 declined to $1.8 million versus $4.8 million in the prior-year second quarter ($2.7 million excluding a non-recurring benefit in the prior year period of $2.1 million related to a shift in lab shipping schedules).

●	Second-quarter diluted EPS improved to a loss of ($0.25) per share in fiscal 2010 versus a loss of ($0.49) per share in the prior-year second quarter.

●	The Company has opened 149 Kiddie Kandids locations as of August 30, 2010 and plans to open an additional approximate 22 locations during its third quarter.

●	Effective August 30, 2010, the Company entered into a new four-year, $105 million revolving credit facility to replace its existing facility.

●	The Company's Board has authorized a 1.0 million share open market repurchase program.

“Despite experiencing top-line weakness in both our major brands in our fiscal second quarter, historically our slowest period of the year, we were pleased with our bottom line results and continue to expect substantial earnings gains in fiscal 2010,” said Renato Cataldo, president and chief executive officer.  “We are making considerable progress on our internal growth and productivity initiatives, the restarted Kiddie Kandids operations are exceeding plan, and we are well-positioned for the upcoming busy season.”

Net sales for the second quarter decreased 6% to $76.4 million from the $81.4 million reported in the fiscal 2009 second quarter.  Excluding the negative impact of a net revenue recognition change ($3.0 million) and the positive impacts of net store openings ($2.7 million), foreign currency translation ($1.0 million), and other items totaling $700,000, comparable same-store sales decreased approximately 8%.

Net loss for the second quarter was ($1.8 million), or ($0.25) per diluted share, compared with a net loss of ($3.4 million), or ($0.49) per diluted share, reported for the second quarter of fiscal 2009.  The reduction in net loss year-over-year reflects the impact of cost reductions and productivity improvements implemented throughout the organization, as well as a reduction in other charges and impairments.  In addition, prior year second-quarter results included a nonrecurring favorable net revenue recognition effect as a result of a change in lab shipping schedules which benefited net earnings in the 2009 second quarter by approximately $0.20 per diluted share.  Foreign currency translation effects and the Kiddie Kandids studio operations did not have a material impact on the Company’s net earnings in the second quarter of 2010.

Net sales from the Company’s PictureMe Portrait Studio® (PMPS) brand, on a comparable same-store basis, excluding impacts of net revenue recognition change, store closures, foreign currency translation and other items totaling ($300,000), decreased 5% in the second quarter of 2010 to $39.0 million from $41.1 million in the second quarter of 2009.  The decrease in PMPS sales performance for the second quarter was the result of an 8% decrease in the number of sittings, offset in part by a 3% increase in average sale per customer sitting.

Net sales from the Company’s Sears Portrait Studio (SPS) brand, on a comparable same-store basis, excluding impacts of net revenue recognition change, store closures, foreign currency translation and other items totaling ($1.4 million), decreased 12% in the second quarter of 2010 to $32.2 million from $36.4 million in the second quarter of 2009.  SPS sales performance for the second quarter was the result of a decline of 8% and 4% in the number of sittings and average sale per customer sitting, respectively, versus the prior-year quarter.

The Kiddie Kandids studio operations contributed $3.1 million in net sales in the second quarter of 2010, exceeding the Company’s internal plan.  The Company has opened 149 Kiddie Kandids locations as of August 30, 2010, and plans to open an additional approximate 22 locations in the third quarter.

Cost of sales, excluding depreciation and amortization expense, declined to $5.8 million in the second quarter of 2010, from $6.6 million in the second quarter of 2009.  The decrease is principally attributable to lower overall manufacturing production levels, improved product mix and increased productivity from lab consolidations.

Selling, general and administrative (SG&A) expense declined to $68.9 million in the second quarter of 2010 from $70.4 million in the prior-year quarter, primarily due to reductions in studio employment costs from improved scheduling, selected operating hour reductions and studio closures, reduced advertising cost attributable to more focused offers, and a decline in host commission expense due to lower sales levels.  Partially offsetting these declines was an increase in employment expense related to the Kiddie Kandids operations in the second quarter.

Depreciation and amortization expense was $4.4 million in the second quarter of 2010, compared with $5.6 million in the second quarter of 2009.  Depreciation expense decreased as a result of the full depreciation of certain assets acquired in connection with the 2005 digital conversion of SPS and 2007 acquisition of PCA and the closure of certain PMPS locations throughout fiscal 2009 and in the first half of 2010.

In the second quarter of 2010, the Company recognized a $1.1 million credit in other charges and impairments, compared with a $2.2 million charge in the second quarter of 2009.  The current quarter credit primarily relates to the gain on sale of the Brampton, Ontario facility and an early termination fee received from Walmart in relation to certain early PMPS store closures, offset in part by costs incurred in connection with the Kiddie Kandids asset acquisition.  The prior year charge primarily related to proxy contest fees, lab closures and litigation costs.

Credit Facility
On August 30, 2010, the Company entered into a new four-year, $105 million revolving credit agreement to replace the Company’s former facility.  The new credit facility provides the Company greater flexibility to pursue financial and strategic opportunities to enhance shareholder value.  As of August 30, 2010, the Company has $66.0 million outstanding under its new credit facility.

Open Market Repurchase Program

On August 25, 2010, the Company's Board of Directors authorized a 1.0 million share open market repurchase program.  Purchases under the share repurchase program may be made at the Company's discretion, subject to market conditions, in the open market, in privately-negotiated transactions or otherwise.

Preliminary Third Quarter Net Sales
The Company’s preliminary net sales for the first five weeks of the third quarter of fiscal 2010, on a comparable same-store point-of-sale basis, excluding the impacts of the Kiddie Kandids operations and foreign currency translation, declined approximately 7% compared with the corresponding period in the prior year.  PMPS and SPS net sales for the first five weeks of the third quarter were -4% and -10%, respectively.

Conference Call/Webcast Information
The Company will host a conference call and audio webcast on Tuesday, August 31, 2010, at 10:00 a.m. Central time to discuss the financial results and provide a Company update.  To participate on the call, please dial 800-510-0146 or 617-614-3449 and reference passcode 44634546 at least five minutes before start time.

The webcast can be accessed on the Company’s own site at http://www.cpicorp.com as well as http://www.earnings.com.  To listen to a live broadcast, please go to these websites at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.  A replay will be available on the above websites as well as by dialing 888-286-8010 or 617-801-6888 and providing passcode 83788727.  The replay will be available through September 14 by phone and for 30 days on the Internet.

CPI Corp. uses the Investor Relations page of its website at http://www.cpicorp.com to make information available to its investors and the public.  You can sign up to receive e-mail alerts whenever the Company posts new information to the website.

About CPI Corp.
For more than 60 years, CPI Corp. (NYSE: CPY) has been dedicated to helping customers conveniently create cherished photography portrait keepsakes that capture a lifetime of memories.  Headquartered in St. Louis, Missouri, CPI Corp. provides portrait photography services at approximately 3,000 locations in North America, principally in Sears, Walmart and Babies “R” Us stores.  CPI’s conversion to a fully digital format allows its studios to offer unique posing options, creative photography selections, a wide variety of sizes and an unparalleled assortment of enhancements to customize each portrait – all for an affordable price.

Forward-Looking Statements
The statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties.  The Company identifies forward-looking statements by using words such as “preliminary,” “plan,” “expect,” “looking ahead,” “anticipate,” “estimate,” “believe,” “should,” “intend” and other similar expressions.  Management wishes to caution the reader that these forward-looking statements, such as the Company’s outlook for portrait studios, net income, future cash requirements, cost savings, compliance with debt covenants, valuation allowances, reserves for charges and impairments, capital expenditures and other similar statements, are only predictions or expectations; actual events or results may differ materially as a result of risks facing the Company.  Such risks include, but are not limited to: the Company's dependence on Sears, Walmart and Toys “R” Us, the approval of the Company’s business practices and operations by Sears, Walmart and Toys “R” Us, the termination, breach, limitation or increase of the Company's expenses by Sears and Toys “R” Us under the license agreements, or Walmart under the lease and license agreements, customer demand for the Company's products and services, the development and operation of the Kiddie Kandids business, the economic recession and resulting decrease in consumer spending, manufacturing interruptions, dependence on certain suppliers, competition, dependence on key personnel, fluctuations in operating results, a significant increase in piracy of the Company's photographs, widespread equipment failure, compliance with debt covenants, high level of indebtedness, implementation of marketing and operating strategies, outcome of litigation and other claims, impact of declines in global equity markets to pension plan and impact of foreign currency translation.  The risks described above do not include events that the Company does not currently anticipate or that it currently deems immaterial, which may also affect its results of operations and financial condition.  The Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

CPI CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share amounts)

	12 Weeks	Vs.	12 Weeks	24 Weeks	Vs.	24 Weeks
	July 24, 2010		July 25, 2009	July 24, 2010		July 25, 2009

Net sales	$76,414		$81,377	$171,913		$174,844

Cost and expenses:
Cost of sales (exclusive of depreciation and amortization shown below)	5,844		6,605	12,366		13,610
Selling, general and administrative expenses	68,880		70,435	142,701		145,543
Depreciation and amortization	4,355		5,552	8,820		11,591
Other charges and impairments	(1,052)		2,187	(756)		2,607
	78,027		84,779	163,131		173,351

Income (loss) from operations	(1,613)		(3,402)	8,782		1,493

Interest expense	1,073		1,825	2,333		3,219

Interest income	-		15	7		41

Other income (expense), net	(51)		7	658		16

Income (loss) before income tax provision (benefit)	(2,737)		(5,205)	7,114		(1,669)

Income tax provision (benefit)	(920)		(1,776)	2,391		(570)

Net income (loss)	$(1,817)		$(3,429)	$4,723		$(1,099)

Net income (loss) per common share - diluted	$(0.25)		$(0.49)	$0.65		$(0.16)

Net income (loss) per common share - basic	$(0.25)		$(0.49)	$0.65		$(0.16)

Weighted average number of common and common equivalent
shares outstanding:
Diluted	7,319		7,005	7,249		6,977

Basic	7,319		7,005	7,244		6,977

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CPI CORP.
ADDITIONAL CONSOLIDATED OPERATING INFORMATION
(In thousands)

	12 Weeks	Vs.	12 Weeks	24 Weeks	Vs.	24 Weeks
	July 24, 2010		July 25, 2009	July 24, 2010		July 25, 2009

Capital expenditures	$3,406		$1,327	$8,197		$2,234

EBITDA is calculated as follows:
Net income (loss)	$(1,817)		$(3,429)	$4,723		$(1,099)
Income tax provision (benefit)	(920)		(1,776)	2,391		(570)
Interest expense	1,073		1,825	2,333		3,219
Depreciation and amortization	4,355		5,552	8,820		11,591
Other non-cash charges	68		718	148		789

EBITDA (1) & (5)	$2,759		$2,890	$18,415		$13,930

Adjusted EBITDA (2)	$1,793		$4,839	$17,043		$16,070

EBITDA margin (3)	3.61%		3.55%	10.71%		7.97%

Adjusted EBITDA margin (4)	2.35%		5.95%	9.91%		9.19%

(1)
EBITDA represents net earnings from continuing operations before interest expense, income taxes, depreciation and amortization and other non-cash charges. EBITDA is included because it is one liquidity measure used by certain investors to determine a company's ability to service its indebtedness.  EBITDA is unaffected by the debt and equity structure of the company. EBITDA does not represent cash flow from operations as defined by GAAP, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered an alternative to net income under GAAP for purposes of evaluating the Company's results of operations. EBITDA is not necessarily comparable with similarly-titled measures for other companies.

(2)	Adjusted EBITDA is calculated as follows:

EBITDA	$2,759	$2,890	$18,415	$13,930
EBITDA adjustments:
Kiddie Kandids costs	700	-	900	-
Other transition related costs - PCA Acquisition	(1,318)	261	(1,233)	397
Translation gain	125	-	(580)	-
Reserves for severance and related costs	-	105	-	283
Proxy contest fees	-	977	-	977
Other	(473)	606	(459)	483

Adjusted EBITDA	$1,793	$4,839	$17,043	$16,070

(3) EBITDA margin represents EBITDA, as defined in (1), stated as a percentage of sales.

(4) Adjusted EBITDA margin represents Adjusted EBITDA, as defined in (2), stated as a percentage of sales.

(5) As required by the SEC's Regulation G, a reconciliation of EBITDA, a non-GAAP liquidity measure, with the most directly comparable GAAP liquidity measure, cash flow from continuing operations follows:

	12 Weeks	Vs.	12 Weeks	24 Weeks	Vs.	24 Weeks
	July 24, 2010		July 25, 2009	July 24, 2010		July 25, 2009

EBITDA	$2,759		$2,890	$18,415		$13,930
Income tax (provision) benefit	920		1,776	(2,391)		570
Interest expense	(1,073)		(1,825)	(2,333)		(3,219)
Adjustments for items not requiring cash:
Deferred income taxes	(936)		(1,912)	1,398		(537)
Deferred revenues and related costs	56		(2,813)	662		814
Other, net	(754)		432	(97)		82
Decrease (increase) in current assets	754		(332)	156		(3,127)
Increase (decrease) in current liabilities	(1,518)		(1,747)	(4,503)		(5,902)
Increase (decrease) in current income taxes	(413)		(194)	342		(348)

Cash flows from continuing operations	$(205)		$(3,725)	$11,649		$2,263

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CPI CORP.
CONSOLIDATED BALANCE SHEETS
JULY 24, 2010 AND JULY 25, 2009
(In thousands)

	July 24, 2010	July 25, 2009
Assets

Current assets:
Cash and cash equivalents	$7,961	$15,052
Other current assets	33,068	39,406
Net property and equipment	33,348	42,386
Intangible assets	59,876	61,590
Other assets	18,269	21,567

Total assets	$152,522	$180,001

Liabilities and stockholders' equity:

Current liabilities	$49,344	$60,626
Long-term debt obligations	53,985	88,458
Other liabilities	34,932	30,122
Stockholders' equity	14,261	795

Total liabilities and stockholders' equity	$152,522	$180,001

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